Exhibit 10.22

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement (“Second Amendment”) is made as of the 19th day of May, 2009 by and between LOGISTICARE SOLUTIONS, LLC, a Delaware limited liability company, with its principal office located at 1800 Phoenix Boulevard, Suite 120, College Park, Georgia 30349, its successors and assigns (“Company”) and HERMAN SCHWARZ, an individual residing at 1706 Brandywine Court, Atlanta, GA 30338 (“Employee” and together with the Company the “Parties”).

Background

WHEREAS, Employee entered into an Employment Agreement dated November 6, 2007 with the Company, as amended, (“Employment Agreement” or “Agreement”) and the parties wish to modify certain aspects of the Employment Agreement;

WHEREAS, all defined terms set forth in the Employment Agreement shall apply herein.

NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

1.	Paragraphs 2(a), 2(b) and 2(d) of the Employment Agreement are hereby replaced by the following:

“2(a) During the term of the Agreement, Employee shall serve as the CEO of the Company. Employee shall report directly to Providence’s Chief Operating Officer (“COO”), and be subject to COO’s supervision, control and direction.

2(b) In his capacity as CEO of the Company, Employee shall have such authority, perform such duties, discharge such responsibilities and render such services as are customary to, and consistent with his position, subject to the authority and direction of the COO, and shall perform such additional duties and responsibilities as may be from time to time assigned to him by the COO. In addition, Employee acknowledges and agrees that he shall observe and comply with all of Providence’s policies and procedures, and comply with all of the directives of the board of directors of Providence.

2(d) During the term of this Agreement, Employee shall not be engaged in any business activity which, in the reasonable judgment of the Chief Executive Officer of Providence, conflicts with Employee’s duties hereunder, whether or not such activity is pursued for pecuniary advantage.”

2.	Paragraph 4(a) of the Employment Agreement is hereby amended so that Employee’s Base Salary is increased to $310,000 upon the full execution of this Second Amendment.

3.	All other terms and conditions of the Employment Agreement except as modified herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered this Second Amendment to the Employment Agreement, intending to be legally bound hereby, as of the date first above written.

LOGISTICARE SOLUTIONS, LLC

By:	/s/ Michael Deitch

Name:	Michael Deitch

Title:	Assistant Secretary & Treasurer

/s/ Herman Schwarz
HERMAN SCHWARZ